Exhibit 99.2

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated March 18, 2014, as Annex B to, and the reference thereto under the captions “SUMMARY—Opinion of Horizon’s Financial Advisor”, “THE REORGANIZATION AND THE MERGER—Background of the Transaction”, “THE REORGANIZATION AND THE MERGER—Horizon’s Reasons for the Merger and Recommendation of Horizon’s Board of Directors”, and “THE REORGANIZATION AND THE MERGER—Opinion of Horizon’s Financial Advisor” in, the Proxy Statement/Prospectus of Vidara Therapeutics International Public Limited Company, which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Vidara Therapeutics International Public Limited Company, as amended by Amendment No. 2. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Cary A. Kochman
Cary A. Kochman
Managing Director

By:	/s/ Richard G. Hawwa
Richard G. Hawwa
Vice President

New York, New York

August 6, 2014